UNITED STATES SECURITIES AND EXCHANGE
               COMMISSION
                  Washington, D.C. 20549
                        Form 8-K
                     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 21, 1996

SYSTEMS COMMUNICATIONS, INC. ------------------------
--
(Exact name of Registrant as specified in its charter)

FLORIDA                          000-26668
65-0036344
-----------------------------------------------------
-----------
(State or other jurisdiction    Commission     (I.R.S
Employer of incorporation or organization) file Number)

Identification No.)

2575 ULMERTON ROAD, SUITE 300, CLEARWATER, FLORIDA
34622 -----------------------------------------------
-----------------
(Address of principal executive offices)
(ZIP Code)

Registrant's telephone number, including area code
(813)571-1185

                    SYSTEMS COMMUNICATIONS, INC.


ITEM 5. OTHER EVENTS

On November 21, 1996 and November 26, 1996, the
Company issued $300,000 and $200,000, respectively, of 10% Cumulative Convertible Debentures to RIC
Investment Fund, Ltd. and RANA Investment Company, respectively. Each of these Debentures are due one year from the date of issuance. On February 24, 1997, the Company issued a $1,120,000 4% Cumulative
Convertible Debenture due October, 1, 1998 to
Timboon, Ltd. All of these debentures are collectively referred to herein as the "Debentures".
The issuance of the Debentures were made in reliance on Regulation S pursuant to an Offshore Offering and Distribution Agreement between the Company and Victory Investments, LLC as placement agent.

The Debentures are convertible at any time into shares of the Company's common stock. The conversion price is equal to the lessor of (a) 70% of the average closing bid price of the Company's common stock for the five days preceding the conversion date or (b) 80% of the average closing bid price of the Company's common stock for the five days prior to issuance of the Debentures.

In connection with the issuance of the Debentures, the Company incurred placement fees and other costs of approximately $183,000 and received net proceeds of approximately $1,437,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)Exhibits
(4)11.  Form of Offshore Offering Distribution
agreement by and
        between Systems Communications, Inc. and
      Victory Investments, LLC.

12. Form of 10% Cumulative Convertible Debentures due
        November 21, 1997 and November 26, 1997 in the aggregate amount of $500,000.

13.     Form of Offshore Securities Subscription
      Agreement for
        $500,000 10% Cumulative Convertible
Debentures.

14.     Form of Offshore Securities Subscription
Agreement for
        $1,120,000 4% Convertible Debentures.

                         SIGNATURES
Pursuant to the requirements of Section 12 of the
Securities Exchange Act of 1934, the registrant
("SCI") has duly caused this report to be signed on
it's behalf by the undersigned thereunto duly
authorized.
SYSTEMS COMMUNICATIONS, INC.("SCI")       Date: March
26, 1997


By:  /s/ Edwin B. Salmon
-------------------------------------
EDWIN B. SALMON, JR.
Chairman of the Board of Directors

                         INDEX TO EXHIBITS

EXHIBIT
NUMBER                DESCRIPTION OF EXHIBITS
--------              ----------------------
(4) 11. Form of Offshore Offering Distribution agreement by and between Systems Communications, Inc.
and Victory Investments, LLC.

12. Form of 10% Cumulative Convertible Debentures due
November 21, 1997 and November 26, 1997 in the aggregate amount of $500,000.

13.  Form of Offshore Securities Subscription
Agreement for
$500,000 10% Cumulative Convertible Debentures.

14.  Form of Offshore Securities Subscription
Agreement for
$1,120,000 4% Convertible Debentures.